EXHIBIT 99.1

Standard Parking Corporation Announces $20 Million Stock Repurchase Program

CHICAGO, June 22, 2011 (GLOBE NEWSWIRE) -- Standard Parking Corporation (Nasdaq:STAN), one of the nation's leading providers of parking management, ground transportation and other ancillary services, today announced that its Board of Directors has authorized the Company to spend up to $20 million in total to return value to its shareholders through open market stock repurchases.

In light of the Company's strong free cash flow expectation of $15 - $20 million for 2011 and a current share price that the Company believes is significantly undervalued, the authorization reflects the Board's belief that the repurchase of Company shares is one of the best current uses of free cash flow.

Commenting on the stock purchase authorization, James A. Wilhelm, the Company's Chief Executive Officer, stated, "Given our relatively low cost of capital, ongoing confidence in our business model and our expectation for solid growth, we believe our current stock price presents the Company with an excellent investment opportunity. With our low leverage and strong balance sheet, and buoyed by the Company's double-digit earnings per share growth for each of the past four quarters, we wholeheartedly support the Board's decision to both support our investors and at the same time pursue a solid investment return through this stock purchase program."

Wilhelm continued, "Over the past several years, the Company has augmented its core business model to reap the diversification benefits achieved through its new SP Plus® Transportation, SP Plus® Maintenance and SP Plus® Security Services product offerings. The Company also is focused on deploying technology – such as our proprietary Click and Park® engine, which lets customers reserve and pay for parking online in advance, and our recently-introduced AboutParking.com website – to create additional revenue sources. We expect these efforts will become an important driver of our continued organic growth."

Wilhelm concluded by noting that, "The share repurchase program won't inhibit our ongoing efforts to complete tuck-in or larger acquisitions that should enable us to leverage our investments in both new services and technology. We will continue to actively pursue acquisitions and hope to announce one or more by year end."

Standard Parking is a leading provider of parking management, ground transportation and other ancillary services to commercial, institutional and municipal clients in the United States and Canada. The Company, with approximately 12,000 employees, manages approximately 2,100 facilities, containing over one million parking spaces in approximately 341 cities across North America, including parking-related and shuttle bus operations serving more than 60 airports.

More information about Standard Parking is available at www.standardparking.com. You should not construe the information on this website to be a part of this release. Standard Parking's annual reports filed on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the Company's website.

DISCLOSURE NOTICE: The information contained in this document is as of June 22, 2011. The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about the Company's financial results that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases in connection with any discussion of future operating or financial performance. These forward-looking statements are made based on management's expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to the operations and business environment, all of which are difficult to predict and many of which are beyond management's control. These uncertainties and factors could cause actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from forward-looking statements: recent turmoil in the credit markets and financial services industry; changes in general economic and business conditions or demographic trends; the financial difficulties or bankruptcy of our major clients, including the impact on our ability to collect receivables; availability, terms and deployment of capital; the loss, or renewal on less favorable terms, of management contracts and leases; our ability to renew our insurance policies on acceptable terms, the extent to which our clients choose to obtain insurance coverage through us and our ability to successfully manage self-insured losses; seasonal trends, especially in the first quarter of the year; the impact of public and private regulations; our ability to form and maintain relationships with large real estate owners, managers and developers; integration of future acquisitions in light of challenges in retaining key employees, synchronizing business processes and efficiently integrating facilities, marketing and operations; the ability to obtain performance bonds on acceptable terms to guarantee our performance under certain contracts; extraordinary events affecting parking at facilities that we manage, including emergency safety measures, military or terrorist attacks and natural disasters; changes in federal and state regulations including those affecting airports, parking lots at airports or automobile use; the loss of key employees; and development of new, competitive parking-related services. A further list and description of these risks, uncertainties, and other matters can be found in the Company's Annual Reports on Form 10-K and in its quarterly reports on Form 10-Q and its current reports on Form 8-K.

CONTACT: G. MARC BAUMANN
         Executive Vice President and
         Chief Financial Officer
         Standard Parking Corporation
         (312) 274-2199
         mbaumann@standardparking.com